Press Release	Source: Liberator Medical Holdings, Inc.

Liberator Medical Holdings, Inc., to Restate Previously Issued Financial Statements
Wednesday, December 7, 2011

STUART, Fla., December 7, 2011 (GLOBE NEWSWIRE) -- Liberator Medical Holdings, Inc. (OTCBB: LBMH) today announced that it would restate its financial statements for the interim periods ended December 31, 2010, March 31, 2011, and June 30, 2011.

During the reconciliation of the Company’s annual physical inventory count at fiscal year end, the Company determined that journal entries recording the cost of goods sold each month contained errors as a result of unit of measure conversion issues for certain products.  As a result, management determined that the Company’s inventory balance was overstated and cost of sales were understated by $300,000 as of and for the nine months ended June 30, 2011.

In a Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2011, the Company reported that the overstatement of inventory balances is an estimate and subject to change based upon the Company’s final analysis of the adjustments, completion of its year end audit, and other procedures related to the restatements by the Company’s independent registered accounting firm.  The Company stated that it would conduct quarterly physical inventory evaluations for each future interim period until it implements a continuous inventory control system.

Stay up-to-date with current events by visiting Liberator Medical's website at www.liberatormedical.com or by joining the Company’s E-Mail Alert List. Join by clicking the following link www.LBMH-IR.com

About Liberator Medical Holdings, Inc.

Liberator Medical Holdings, Inc.'s subsidiary, Liberator Medical Supply, Inc., established the Liberator brand as a leading national direct-to-consumer provider of quality medical supplies to Medicare-eligible seniors. An Exemplary Provider(TM) accredited by The Compliance Team, its unique combination of marketing, industry expertise and customer service has demonstrated success over a broad spectrum of chronic conditions. Liberator is recognized for offering a simple, reliable way to purchase medical supplies needed on a regular, ongoing, repeat-order basis, with the convenience of direct billing to Medicare and private insurance. Liberator's revenue primarily comes from supplying products to meet the rapidly growing requirements of general medical supplies, personal mobility aids, diabetes supplies, catheters, ostomy supplies and mastectomy fashions. Liberator communicates with patients and their doctors on a regular basis regarding prescriptions and supplies. Customers may purchase by phone, mail or internet, with repeat orders confirmed with the customer and shipped when needed.

Safe Harbor Statement

Certain statements in this press release that are not historical, but are forward-looking, are subject to known and unknown risks and uncertainties which may cause the Company's actual results in future periods to be materially different from any future performance that may be suggested in this press release. Such risks and uncertainties may include, but are not limited to, regulatory limitations on the medical industry in general, working capital constraints, fluctuations in customer demand and commitments, fluctuation in quarterly results, introduction of new services and products, commercial acceptance and viability of new services and products, pricing and competition, reliance upon subcontractors and vendors, the timing of new technology and product introductions, the risk of early obsolescence of our products and the other factors listed under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, and our other filings with the Securities and Exchange Commission. We assume no obligation to update the information contained in this news release.

As of and for the three months ended December 31, 2010 (dollars in thousands, except per share amounts):

Balance Sheet Data ($000’s):	As Previously Reported	Current Period Impacts	Restated Amounts

Accounts Receivable, net	$6,408	16	6,424
Inventory, net	2,471	(103)	2,368

Current Assets	18,207	(87)	18,120

Total Assets	32,221	(87)	32,134

Current Liabilities	6,611	—	6,611

Deferred Tax Liability	1,963	(33)	1,930

Total Liabilities	8,683	(33)	8,650

Accumulated Deficit	(10,664)	(54)	(10,718)

Total Equity	23,538	$(54)	$23,484

Total Liabilities and Equity	$32,221	(87)	32,134

	For the three months ended December 31, 2010
Statement of Operations Data ($000’s):	As Previously Reported	Current Period Impacts	Restated Amounts

Net Sales	$12,204	$16	$12,220
Cost of Sales	4,336	103	4,439

Gross Profit	7,868	(87)	7,781
% of Net Sales	64.5%		63.7%

Total Operating Expenses	6,725	—	6,725

Income from Operations	1,143	(87)	1,056
% of Net Sales	9.4%		8.6%

Total Other Income (Expense)	(929)	—	(929)

Income before Income Taxes	214	(87)	127

Provision for Income Taxes	372	(33)	339

Net Income (Loss)	$(158)	$(54)	$(212)

Basic Earnings (Loss) per Share	$(0.00)	$(0.00)	(0.00)
Diluted Earnings (Loss) per Share	$(0.00)	$(0.00)	(0.00)

As of and for the three and six months ended March 31, 2011 (dollars in thousands, except per share data):

Balance Sheet Data ($000’s):	As Previously Reported	Current Period Impacts	Restated Amounts

Accounts Receivable, net	$7,402	37	7,439
Inventory, net	2,621	(205)	2,416

Current Assets	16,678	(168)	16,510

Total Assets	33,708	(168)	33,540

Current Liabilities	7,165	—	7,165

Deferred Tax Liability	2,459	(65)	2,394

Total Liabilities	9,711	(65)	9,646

Accumulated Deficit	(10,313)	(103)	(10,210)

Total Equity	23,997	$(103)	$23,894

Total Liabilities and Equity	$33,708	(168)	33,540

	For the three months ended March 31, 2011			For the six months ended March 31, 2011
Statement of Operations Data ($000’s):	As Previously Reported	Current Period Impacts	Restated Amounts	As Previously Reported	Current Period Impacts	Restated Amounts

Net Sales	$12,643	$21	$12,664	$24,847	$37	$24,884
Cost of Sales	4,672	102	4,774	9,008	205	9,213

Gross Profit	7,971	(81)	7,890	15,839	(168)	15,671
% of Net Sales	63.0%		62.3%	63.7%		63.0%

Total Operating Expenses	7,221	—	7,221	13,946	—	13,946

Income from Operations	750	(81)	669	1,893	(168)	1,725
% of Net Sales	5.9%		5.3%	7.6%		6.9%

Total Other Income (Expense)	1	—	1	(928)	—	(928)

Income before Income Taxes	751	(81)	670	965	(168)	797

Provision for Income Taxes	400	(31)	369	772	(65)	707

Net Income (Loss)	$351	$(50)	$301	$193	$(103)	$90

Basic Earnings (Loss) per Share	$0.01	$(0.00)	$0.01	$0.00	$(0.00)	$0.00
Diluted Earnings (Loss) per Share	$0.01	$(0.00)	$0.01	$0.00	$(0.00)	$0.00

As of and for the three and nine months ended June 30, 2011 (dollars in thousands, except per share data):

Balance Sheet Data ($000’s):	As Previously Reported	Current Period Impacts	Restated Amounts

Accounts Receivable, net	$7,965	47	8,012
Inventory, net	2,912	(300)	2,612

Current Assets	15,470	(253)	15,217

Total Assets	34,704	(253)	34,451

Current Liabilities	7,369	—	7,369

Deferred Tax Liability	3,006	(97)	2,909

Total Liabilities	10,434	(97)	10,337

Accumulated Deficit	(10,175)	(156)	(10,331)

Total Equity	24,270	$(156)	$24,114

Total Liabilities and Equity	$34,704	(253)	34,451

	For the three months ended June 30, 2011			For the nine months ended June 30, 2011
Statement of Operations Data ($000’s):	As Previously Reported	Current Period Impacts	Restated Amounts	As Previously Reported	Current Period Impacts	Restated Amounts

Net Sales	$13,309	$10	$13,319	$38,156	$47	$38,203
Cost of Sales	5,142	95	5,237	14,150	300	14,450

Gross Profit	8,167	(85)	8,082	24,006	(253)	23,753
% of Net Sales	61.4%		60.7%	62.9%		62.2%

Total Operating Expenses	7,698	—	7,698	21,644	—	21,644

Income from Operations	469	(85)	384	2,362	(253)	2,109
% of Net Sales	3.5%		2.9%	6.2%		5.5%

Total Other Income (Expense)	(2)	—	(2)	(930)	—	(930)

Income before Income Taxes	467	(85)	382	1,432	(253)	1,179

Provision for Income Taxes	329	(33)	296	1,101	(97)	1,004

Net Income (Loss)	$138	$(52)	$86	$331	$(156)	$175

Basic Earnings (Loss) per Share	$0.00	$(0.00)	$0.00	$0.01	$(0.00)	$0.00
Diluted Earnings (Loss) per Share	$0.00	$(0.00)	$0.00	$0.01	$(0.00)	$0.00

 Contacts:

     Individual Investor Relations Contact
     Gerald Kieft
     Wall Street Resources, Inc.
     772-219-7525
     LiberatorIR@wallstreetresources.net
     http://www.wallstreetresources.net

     Institutional Investor Contact
     Lyn Davis
     Littlebanc Advisors, LLC
     561-948-3005
     ld@littlebanc.com
     www.littlebanc.com

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Source: Liberator Medical Holdings, Inc.